                                                                    EXHIBIT 21.1


              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.




                                                               JURISDICTION OF
           COMPANY NAME                                        INCORPORATION
           ------------                                        -------------
Russ Berrie and Company West, Inc.                              California

Russ Berrie and Company South, Inc.                             Georgia

Russ Berrie and Company Investments, Inc.                       New Jersey

Russ Berrie and Company Properties, Inc.                        New Jersey

Russplus, Inc.                                                  New Jersey

P/F Done, Inc.                                                  Pennsylvania

Bright of America, Inc.                                         West Virginia

Fluf N' Stuf, Inc.                                              Pennsylvania

RBTACQ, Inc.                                                    Ohio

RBCACQ, Inc.                                                    California

Sassy, Inc.                                                     Illinois

Tri Russ International (Hong Kong) Limited                      Hong Kong

Russ Berrie (U.K.) Limited                                      England

Russ Berrie (Benelux) B.V.                                      Holland

Amram's Distributing Ltd.                                       Canada

Russ Berrie (Ireland) Limited                                   Ireland

Russ Berrie Espana, S.L.                                        Spain

Russ Berrie (Deutschland) GmbH                                  Germany

Russ Berrie Australia Pty Limited                               Australia

Russ Berrie (Holdings) Limited                                  England

Russ Berrie (Osterreich) GmbH                                   Austria

Russ Berrie France S.A.R.L.                                     France
